Exhibit 4.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of September 30, 2009, among EXIDE TECHNOLOGIES, a Delaware corporation (the “U.S. Borrower”), each Domestic Subsidiary of the U.S. Borrower set forth on the signature pages hereto (the “U.S. ABL Borrowers”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower”, and together with the U.S. Borrower and the U.S. ABL Borrowers, the “Borrowers”), the Lenders party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 15, 2007 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and
     WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement as herein provided;
     NOW, THEREFORE, it is agreed:
I.     Amendments to Credit Agreement.
     1.     The definition of “Eligible Accounts” in Section 11 of the Credit Agreement is hereby amended by inserting the text “(or, solely in the case of that certain Account Debtor identified in writing by the U.S. Borrower to the Administrative Agent and the Lenders prior to the First Amendment Effective Date, 25%)” immediately after the text “12%” appearing in said definition.
     2.     Section 11 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:
     “First Amendment” shall mean the First Amendment to Credit Agreement, dated as of September 30, 2009.
     “First Amendment Effective Date” shall have the meaning provided in the First Amendment.
II.     Miscellaneous Provisions.
     1.     In order to induce the Lenders to enter into this First Amendment, each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below) both immediately before and after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both immediately before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
     2.     This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
     3.     This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.
     4.     THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     5.     This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the Borrowers and Lenders constituting the ABL Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com).
     6.     From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.
*     *     *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EXIDE TECHNOLOGIES, as the U.S. Borrower
By:
Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as the European Borrower
By:	Exide Technologies its general partner

By:
Name:
Title:

DIXIE METALS COMPANY, as a U.S. ABL Borrower
By:
Name:
Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC.., as a U.S. ABL Borrower
By:
Name:
Title:

REFINED METALS CORPORATION, as a U.S. ABL Borrower
By:
Name:
Title:

EXIDE ILLINOIS, INC., as a U.S. ABL Borrower
By:
Name:
Title:

EXIDE DELAWARE LLC, as a U.S. ABL Borrower
By:	Exide Technologies, its sole manager

By:
Name:
Title:

RBD LIQUIDATION, LLC, as a U.S. ABL Borrower
By:	Exide Technologies, its sole manager

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG EXIDE TECHNOLOGIES, EXIDE GLOBAL HOLDING NETHERLANDS C.V., VARIOUS LENDERS AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Name of Institution:

By:
Name:
Title: